THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691

                                     Distribution Date                  11/25/96
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

                                                                            SINGLE CERTIFICATE          TOTAL AMOUNT
4.06(i)      Reduction of the Stated Amount of Certificates
             Class A-1 Certificates.                       RS5                $98.03765788               2,799,749.63
             Class A-2 Certificates.                       RT3                 $0.00000000                       0.00
             Class A-3 Certificates.                       RU0                 $0.00000000                       0.00
             Class A-4 Certificates.                       RV8                 $0.00000000                       0.00
             Class A-5 Certificates.                       RW6                 $0.00000000                       0.00
             Class A-6 Certificates.                       RX4                 $0.00000000                       0.00
             Class A-7 Certificates.                       RY2                 $0.00000000                       0.00
             Class A-8 Certificates.                       RZ9                 $1.14489687                  12,877.80
             Class A-R Certificates.                       SA3                $98.00000000                       9.80
             Class X Certificates.                         SC9                 $0.00000000                       0.00
             Class B-1 Certificates.                       SD7                 $0.63547014                   6,852.91
             Class B-2 Certificates.                       SE5                 $0.63546949                   2,937.14
             Class B-3 Certificates.                       SF2                 $0.63547078                   1,957.25
             Class B-4 Certificates.                       N/A                 $0.63546903                     718.08
             Class B-5 Certificates.                       N/A                 $0.63547812                     392.09
             Class B-6 Certificates.                       N/A                 $0.63546925                     848.54

                                                       Total Amount                                      2,826,343.24

             Aggregate amount of any Principal Prepayments                                               2,702,196.47
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
                                                                       SINGLE CERTIFICATE               TOTAL AMOUNT
4.06(ii)      Amount of distribution representing interest.
              Class A-1 Certificates.                                    $3.64817896                      104,184.33
              Class A-2 Certificates.                                    $5.83333333                      479,237.50
              Class A-3 Certificates.                                    $5.83333355                       89,611.67
              Class A-4 Certificates.                                    $5.83333411                       25,089.17
              Class A-5 Certificates.                                    $0.00000000                            0.00
              Class A-6 Certificates.                                    $5.83333322                      175,583.33
              Class A-7 Certificates.                                    $5.83333362                       68,156.67
              Class A-8 Certificates.                                    $5.78859442                       65,110.11
              Class A-R Certificates.                                    $3.60000000                            0.36
              Class X Certificates.                                      $0.99022490                      203,398.43
              Class B-1 Certificates.                                    $5.80850148                       62,638.88
              Class B-2 Certificates.                                    $5.80850065                       26,846.89
              Class B-3 Certificates.                                    $5.80850000                       17,890.18
              Class B-4 Certificates.                                    $5.80850442                        6,563.61
              Class B-5 Certificates.                                    $5.80850891                        3,583.85
              Class B-6 Certificates.                                    $5.80849925                        7,756.07

                                                       Total Amount                                     1,335,651.05
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4.06(iii)     Amount of interest shortfall                                 0.00


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

 4.06(iv)    Stated Amount of Certificates after this Distribution
                                                ORIGINAL BALANCE         SINGLE CERTIFICATE          TOTAL AMOUNT
             Class A-1 Certificates.                   28,557,900.00             $527.36443051          $15,060,420.67
             Class A-2 Certificates.                   82,155,000.00           $1,000.00000000          $82,155,000.00
             Class A-3 Certificates.                   15,362,000.00           $1,000.00000000          $15,362,000.00
             Class A-4 Certificates.                    4,301,000.00           $1,000.00000000           $4,301,000.00
             Class A-5 Certificates.                      430,000.00           $1,000.00000000             $430,000.00
             Class A-6 Certificates.                   30,100,000.00           $1,000.00000000          $30,100,000.00
             Class A-7 Certificates.                   11,684,000.00           $1,000.00000000          $11,684,000.00
             Class A-8 Certificates.                   11,248,000.00             $991.18557877          $11,148,855.39
             Class A-R Certificates.                          100.00             $527.40000000                  $52.74
             Class X Certificates.                    205,406,296.72             $933.29224893         $191,704,104.61
             Class B-1 Certificates.                   10,784,000.00             $995.10759366          $10,731,240.29
             Class B-2 Certificates.                    4,622,000.00             $995.10759412           $4,599,387.30
             Class B-3 Certificates.                    3,080,000.00             $995.10758766           $3,064,931.37
             Class B-4 Certificates.                    1,130,000.00             $995.10759292           $1,124,471.58
             Class B-5 Certificates.                      617,000.00             $995.10758509             $613,981.38
             Class B-6 Certificates.                    1,335,296.72             $995.10760425           $1,328,763.92

                                                                                         Total         $191,704,104.64
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


4.06(v)              The Pool Stated Principal Balance for the following
                     Distribution Date                                                                 $191,704,104.64

4.06(vi)             Senior Percentage for this Distribution Date                                       88.8042168527%
                     Subordinated Percentage for this Distribution Date                                 11.1957831473%

4.06(vii)            Amount of the Master Servicing Fees paid to or retained by the Master
                     Servicer with respect to such Distribution Date                                        $61,818.32
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4.06(viii)           Pass-Through Rate and for each Class of Certificates
                     Class A-1 Certificates.                                                               7.00000000%
                     Class A-2 Certificates.                                                               7.00000000%
                     Class A-3 Certificates.                                                               7.00000000%
                     Class A-4 Certificates.                                                               7,00000000%
                     Class A-5 Certificates.                                                                       N/A
                     Class A-6 Certificates.                                                               7.00000000%
                     Class A-7 Certificates.                                                               7.00000000%
                     Class A-8 Certificates.                                                               7.00000000%
                     Class A-R Certificates.                                                               7.00000000%
                     Class X Certificates.                                                                 0.63194281%
                     Class B-1 Certificates.                                                               7.00000000%
                     Class B-2 Certificates.                                                               7.00000000%
                     Class B-3 Certificates.                                                               7.00000000%
                     Class B-4 Certificates.                                                               7.00000000%
                     Class B-5 Certificates.                                                               7.00000000%
                     Class B-6 Certificates.                                                               7.00000000%
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

4.06(ix)             Amount of Advances included in the distribution on such
                     Distribution Date                                                                       53,231.77
                     Aggregate amount of Advances outstanding as of the close of
                     business on such Business Date                                                          78,227.45
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4.06(x)              The number and aggregate principal amounts of Mortgage
                     Loans delinquent
                     30 to 59 days               14             4,154,887.56
                     60 to 89 days                8             1,916,103.03
                     90 or more                   2               623,867.30

                     The number and aggregate principal amounts of Mortgage Loans in foreclosure

                     In foreclosure               4              $853,809.65

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

4.06(xi)             Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar
                     month.                                                                 0                    $0.00

4.06(xiii)           Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
                     Distribution Date.
                                                                                            0                    $0.00

4.06(xiv)            Senior Prepayment Percentage                                                      100.0000000000%

4.06(xv)             Aggregate amount of Realized Losses incurred during the
                     preceding calendar month.                                                                   $0.00
                     Aggregate amount of Realized Losses through Distribution Date
                                                                                                                 $0.00

4.06(xvi)            Special Hazard Loss Coverage Amount                                                         $0.00
                     Required Fraud Loss Coverage                                                                $0.00
                     Current Bankruptcy Amount                                                                   $0.00

4.06(xviii)          Withdrawal from Reserve Fund for such Distribution Date
                                                   A-6                                                           $0.00
                                                   A-7                                                           $0.00

4.06(xix)            Amount remaining in the Reserve Fund after taking into account amounts withdrawn for such distribution date
                                                   A-6                                                  $30,100,000.00
                                                   A-7                                                  $11,684,000.00

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